    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1996.


                                                      REGISTRATION NO. 333-06777
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 3


                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                            GRADALL INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)
                                      3531
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)
                                   36-3381606
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                               406 Mill Avenue SW
                           New Philadelphia, OH 44663
                                 (330) 339-2211

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                BRUCE A. JONKER
                               VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                            GRADALL INDUSTRIES, INC.
                               406 MILL AVENUE SW
                           NEW PHILADELPHIA, OH 44663
                                 (330) 339-2211
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                           ANTHONY E. EFREMOFF, ESQ.
                       BLACK, MCCUSKEY, SOUERS & ARBAUGH
                             1000 UNITED BANK PLAZA
                            220 MARKET AVENUE SOUTH
                               CANTON, OHIO 44702
                                 (330) 456-8341
                         WINTHROP B. CONRAD, JR., ESQ.
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                      NUMBER OF        PROPOSED         PROPOSED
                                       SHARES           MAXIMUM          MAXIMUM         AMOUNT OF
TITLE OF SECURITIES TO BE               TO BE       OFFERING PRICE      AGGREGATE      REGISTRATION
  REGISTERED                        REGISTERED(1)    PER SHARE(2)   OFFERING PRICE(2)        FEE
- ------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
  share...........................     4,025,000        $12.00         $48,300,000      $16,655(3)
- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------

(1) Includes 525,000 shares which are being registered in connection with an over-allotment option granted to the Underwriters.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(3) Previously paid.
                               ------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     An itemized statement of the estimated amount of the expenses, other than underwriting discounts and commissions, incurred and to be incurred in connection with the issuance and distribution of the securities registered pursuant to this Registration Statement is as follows:

     Securities and Exchange Commission registration fee......................  $ 21,067
     Nasdaq listing fee.......................................................    37,786
     NASD filing fee..........................................................     7,257
     Printing and engraving expenses..........................................   125,000
     Accounting fees and expenses.............................................   100,000
     Legal fees and expenses..................................................   100,000
     Transfer Agent fees and expenses.........................................    15,000
     Blue Sky fees and expenses and legal fees................................    20,000
     Miscellaneous............................................................    73,890
                                                                                --------
               Total..........................................................  $500,000
                                                                                ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, as amended, provides with regard to indemnification of directors and officers as follows:

          145. Indemnification of Officers, Directors, Employees and Agents; Insurance. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

          (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:
                                    *  *  *

          (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and
     (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with Section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     Article Seventh of the Amended and Restated Certificate of Incorporation of the Company provides with regard to indemnification of directors and officers as follows:

          SEVENTH: The Corporation shall, to the full extent permitted by
     Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     No securities of the registrant have been issued or sold by the registrant within the past three years, except as follows*:

          (1) On October 10, 1995, the registrant issued 743 shares of Common Stock to its existing stockholders in connection with a one to 4.715 stock split declared by the board of directors of the registrant and effected through a stock dividend.

          (2) On October 11, 1995, the registrant issued 140 shares of Series A Preferred Stock to its existing stockholders in connection with a stock dividend declared by the board of directors of the registrant.

          (3) On October 12, 1995, the registrant sold 825 shares of Common Stock to MLGA Fund II, L.P. for a consideration of $10,500,000.

          (4) On October 12, 1995, the registrant issued warrants to purchase an aggregate of 81.1 shares of Common Stock to two institutional investors for an aggregate consideration of $968,719.

          (5) On October 12, 1995, the registrant issued an aggregate of 75 shares of Common Stock to two executive officers of the registrant in accordance with the terms of a Recapitalization Agreement, by and between the registrant, MLGA Fund II, L.P. and its existing stockholders (the "Recapitalization Agreement"), in exchange for the executive officers' surrender of their rights to acquire a substantially equivalent equity interest in the registrant.

          (6) On October 12, 1995, the registrant issued an aggregate of 25 shares of Common Stock to eight executive officers and key employees of the registrant and its subsidiary in accordance with the terms of the Recapitalization Agreement. No consideration was paid to the registrant by the executive officers and key employees for these shares of Common Stock.

          (7) On October 13, 1995, the registrant issued options to purchase an aggregate of 23.9 shares of Common Stock to a group of 13 executive officers and key employees of the registrant and its subsidiary pursuant to the terms of its 1995 Stock Option Plan.

          (8) On April 18, 1996, the registrant issued options to purchase an aggregate of 27.3 shares of Common Stock to a group of 22 executive officers and key employees of the registrant and its subsidiary pursuant to the terms of its 1995 Stock Option Plan.

          (9) On August 15, 1996, the registrant issued an option to purchase
     1.8051 shares of Common Stock to one of its directors.

- ---------------

     * Does not give effect to a 5,540-for-1 split of the Company's Common Stock to be effected immediately prior to the consummation of the Offering.

     Exemption from registration under the Securities Act was claimed with respect to the transactions described in paragraphs (3), (4) and (5) above under
Section 4(2) of the Securities Act as transactions by the issuer not involving any public offering and with respect to the transactions described in paragraphs
(1), (2), (6), (7), (8) and (9) as transactions not involving a sale of securities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) List of Exhibits

     The list of exhibits is incorporated herein by reference to the Index to Exhibits on page E-1.

     (b) Financial Statement Schedule

     Schedule II--Valuation and Qualifying Accounts

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that:

          (1) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Gradall Industries, Inc. has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Philadelphia, State of Ohio, on this 26th day of August, 1996.


                                          GRADALL INDUSTRIES, INC.

                                          By:   /s/  BARRY L. PHILLIPS

                                            ------------------------------------
                                            Name: Barry L. Phillips
                                            Title: President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



              SIGNATURE                               TITLE                           DATE
- ------------------------------------- -------------------------------------    ------------------
/s/  BARRY L. PHILLIPS                President (Principal Executive              August 26, 1996
- ------------------------------------- Officer) and Director
/s/                                   Vice President, Chief Financial             August 26, 1996
*                                     Officer and Treasurer (Principal
- ------------------------------------- Financial Officer and Principal
                                      Accounting Officer)
/s/                                   Director                                    August 26, 1996
*
- -------------------------------------
/s/                                   Director                                    August 26, 1996
*
- -------------------------------------
/s/                                   Director                                    August 26, 1996
*
- -------------------------------------
/s/                                   Director                                    August 26, 1996
*
- -------------------------------------
/s/                                   Director                                    August 26, 1996
*
- -------------------------------------
/s/                                   Director                                    August 26, 1996
*
- -------------------------------------
*By:   /s/  BARRY L. PHILLIPS
     --------------------------------
               ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT                                                                                SEQUENTIAL
  NO.                                      DESCRIPTION                                  PAGE NO.
- -------     -------------------------------------------------------------------------  ----------
  1.01      Form of Underwriting Agreement+
  3.01      Form of Amended and Restated Certificate of Incorporation of the
            Registrant+
  3.02      Amended and Restated Bylaws of the Registrant+
  4.01      Specimen Certificate for the Common Stock, par value $.001 per share, of the Registrant+
  5.01      Opinion of Black, McCuskey, Souers & Arbaugh+
 10.01      Recapitalization Agreement dated as of September 15, 1995 among ICM
            Industries, Inc., MLGA Fund II, L.P., Jack D. Rutherford and David T.
            Shelby (excluding exhibits and schedules)+
 10.02      Amendment to Recapitalization Agreement, dated as of October 12, 1995+
 10.03      Form of Amended and Restated Shareholders Agreement dated as of
                      , 1996+
 10.04      Amended and Restated Employment Agreement dated October 13, 1995 between
            The Gradall Company and Barry L. Phillips+
 10.05      Amended and Restated Employment Agreement dated October 13, 1995 between
            The Gradall Company and David S. Williams+
 10.06      Deferred Compensation Agreement dated July 19, 1989 between The Gradall
            Company and Barry L. Phillips+
 10.07      Amended and Restated Deferred Compensation Agreement dated August 30,
            1995 between The Gradall Company and David S. Williams+
 10.08      Split-Dollar Life Insurance Agreement dated as of August 30, 1995 between
            The Gradall Company and Barry L. Phillips+
 10.09      Gradall Industries, Inc. 1995 Stock Option Plan+
 10.10      Employment Agreement dated as of November 1, 1995 between The Gradall
            Company and Bruce A. Jonker+
 10.11      Employment Agreement dated as of November 1, 1995 between The Gradall
            Company and Joseph H. Keller, Jr.+
 10.12      Employment Agreement dated as of November 1, 1995 between The Gradall
            Company and James C. Cahill+
 10.13      The Gradall Company Amended and Restated Supplemental Executive
            Retirement Plan+
 10.14      The Gradall Company Benefit Restoration Plan+
 10.15      Loan and Security Agreement dated as of October 13, 1995, among Gradall
            Investment Company, The Gradall Company, Gradall Industries, Inc. and
            Heller Financial, Inc., as agent (excluding exhibits and schedules)+
 10.16      Supply Agreement between The Gradall Company and Iowa Industrial
            Hydraulics, Inc., dated January 1, 1995 (excluding exhibits)+
 11.01      Statement re computation of per share earnings+
 21.01      Subsidiaries of the Registrant+
 23.01      Consent of Coopers & Lybrand L.L.P.*
 23.03      Consent of Black, McCuskey, Souers & Arbaugh (included in their opinion filed as Exhibit 5.01)+
 24.01      Powers of Attorney of certain officers and directors of the Registrant+
 27.01      Financial Data Schedule+


- ---------------

+ Filed previously.

* Filed herewith.

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1996.


                                                      REGISTRATION NO. 333-06777
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                AMENDMENT NO. 3


                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------

                            GRADALL INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ------------------

                                    EXHIBITS